Exhibit 3.5

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Emera US Holdings Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: That, in lieu of a meeting of the Board of Directors of the Corporation, resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, by written consent of the stockholders of said Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That the Directors deem it advisable and in the best interests of the Corporation and its shareholders to amend the Corporation’s Certificate of Incorporation in the form attached hereto (the “Certificate of Amendment”); and direct the President of the Corporation, acting singly, to submit the proposed amendment to a vote of the shareholders of the Corporation.

That Article III of the Certificate of Incorporation of Emera US Holdings Inc. shall be deleted in its entirety and replaced with the following:

Article III

Capital Stock

The total number of shares of all classes of stock which the Corporation shall have authority to issue is: (i) Ten Thousand (10,000) shares of Common Stock with a par value of $0.10 per share (“Common Stock”); (ii) Ten Thousand (10,000) shares of Non-Voting Common Stock with a par value of $0.10 per share (“Non-Voting Common Stock”); (iii) Ten Thousand (10,000) shares of Class A Preferred Stock with a par value of $0.10 per share (the “Class A Preferred Stock”); (iv) Ten Thousand (10,000) shares of Class B Preferred Stock with a par value of $0.10 per share (the “Class B Preferred Stock”); (v) Ten Thousand (10,000) shares of Class C Preferred Stock with a par value of $0.10 per share (the “Class C Preferred Stock”); (vi) Ten Thousand (10,000) shares of Class D Preferred Stock with a par value of $0.10 per share (the “Class D Preferred Stock”) (vii) Ten Thousand (10,000) shares of Class E Preferred Stock with a par value of $0.10 per share (the “Class E Preferred Stock”); (viii) Ten Thousand (10,000) shares of Class F Preferred Stock with a par value of $0.10 per share (the “Class F Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

1. The rights, privileges, conditions and restrictions applicable to the Common Stock of the Corporation

(a)    Voting Privileges. The holders of the Common Stock shall be entitled to receive notice of and to attend meetings of the shareholders of the Corporation, and shall be entitled to one (1) vote for each share of Common Stock held

(b)    Par Value. The Common Stock shall have a par value of $0.10 per share.

(c)    Dividends. The holders of the Common Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, such dividends as the Board of Director of the Corporation may from time to time declare on the Common Stock, provided always that such dividend shall be paid on a pro-rata basis with the Non-Voting Common Stock, based on the number of shares held by each holder of Voting Common Stock and Non-Voting Common Stock.

(d)    Priority on Dissolution. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation amongst its shareholders for the purpose of winding-up its affairs, the holders of the Common Stock shall be entitled to receive the property or assets of the Corporation on a pro-rata basis with the holders of the Non-Voting Common Stock, based on the number of shares held by each holder of Common Stock and Non-Voting Common Stock, subject to the rights of any holders of shares with priority over the Common Stock and Non-Voting Common Stock.

2. The rights, privileges, conditions and restrictions applicable to the Non-Voting Common Stock of the Corporation

(a)    Voting Privileges. The holders of the Non-Voting Common Stock shall not be entitled to vote at meetings of the shareholders of the Corporation nor to attend or receive notice of such meetings.

(b)    Par Value. The Non-Voting Common Stock shall have a par value of $0.10 per share.

(c)    Dividends. The holders of the Non-Voting Common Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, such dividends as the Board of Director of the Corporation may from time to time declare on the Non-Voting Common Stock, provided always that such dividend shall be paid on a pro-rata basis with the Common, based on the number of shares held by each holder of Common Stock and Non-Voting Common Stock.

(d)    Priority on Dissolution. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation amongst its shareholders for the purpose of winding-up its affairs, the holders of the Non-Voting Common Stock shall be entitled to receive the property or assets of the Corporation on a pro-rata basis with the holders of the Common Stock, based on the number of shares held by each holder of Common Stock and Non-Voting Common Stock, subject to the rights of any holders of shares with priority over the Common Stock and Non-Voting Common Stock.

3. The rights, privileges, conditions and restrictions applicable to the Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock, Class E Preferred Stock and Class F Preferred Stock of the Corporation (collectively the “Preferred Stock”)

(a)    Preferred Stock. The Preferred Stock shall be non-voting redeemable stock with a par value of $0.10 per share and all classes of Preferred Stock shall rank pari passu with each other, both as regards to dividends and to return of capital, and all classes of Preferred Stock shall rank in priority to the Common Stock and Non-Voting Common Stock of the Corporation, but shall not confer any further right to participate in profits or assets. The Classes of Preferred Stock shall be issued in the following original principal amounts: (i) Class A Preferred Stock shall have an original principal amount of $500,000,000USD; (ii) Class B Preferred Stock shall have an original principal amount of $750,000,000USD; (iii) Class C Preferred Stock shall have an original principal amount of $750,000,000USD; (iv) Class D Preferred Stock shall have an original principal amount of $1,250,000,000USD; (v) Class E shall have an original principal amount of $144,562,500USD; and (vi) Class F shall have an original principal amount of $150,000,000USD.

(b)    Class A Preferred Dividends. The holders of the Class A Preferred stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 2.74 percent (the “Class A Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class A Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class A Dividend Payment Date of any year must be paid on the immediately following Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class A Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-

Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class A Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class A Preferred Stock outstanding shall have been declared and paid. Dividends on the Class A Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

(c)    Class B Preferred Dividends. The holders of the Class B Preferred stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 3.33 percent (the “Class B Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class B Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class B Dividend Payment Date of any year must be paid on the immediately following Class B Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class B Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class B Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class B Preferred Stock outstanding shall have been declared and paid. Dividends on the Class B Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

(d)    Class C Preferred Dividends. The holders of the Class C Preferred Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 4.85 percent (the “Class C Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15(individually each a “Class C Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid at the prior Class C Dividend Payment Date of any year must be paid on the immediately following Class C Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class C Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of

Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class C Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class C    Preferred Stock outstanding shall have been declared and paid. Dividends on the Class C Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

(e)    Class D Preferred Dividends. The holders of the Class D Preferred Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 5.38 percent (the “Class D Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class D Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class D Dividend Payment Date of any year must be paid on the immediately following Class D Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class D Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class D Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class D Preferred Stock outstanding shall have been declared and paid. Dividends on the Class D Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

(f)    Class E Preferred Dividends. The holders of the Class E Preferred Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 5.44 percent (the “Class E Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class E Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class E Dividend Payment Date of any year must be paid on the immediately following Class E Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class E Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class E Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class E Preferred Stock outstanding shall have been declared and paid. Dividends on the Class E Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

(g)    Class F Preferred Dividends. The holders of the Class F Preferred Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 3.16 percent (the “Class F Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class F Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class F Dividend Payment Date of any year must be paid on the immediately following Class F Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class F Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class F Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class F Preferred Stock outstanding shall have been declared and paid. Dividends on the Class F Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

(h)    Liquidation, Dissolution or Winding Up. Upon the winding up or dissolution of the Corporation whether voluntary or involuntary or for reorganization or otherwise or upon any distribution of capital, no payment or distribution shall be made to the holders of the Common Stock, Non-Voting Common Stock or any other classes of shares of the Corporation ranking junior or pari passu to the Preferred Stock with respect to the payment of dividends until there has been paid to the holders of all of the Preferred Stock one hundred percent (100%) of the Redemption Price (as defined below), but subject to this provision, the surplus assets, if any, shall belong to and be divided among the holders of the Common Stock and Non-Voting Common Stock of the Corporation only. If upon any such liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this subsection, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(i)    Voting. The holders of the Preferred Stock shall not be entitled to vote at meetings of the shareholders of the Corporation nor to attend or receive notice of such meetings.

(j)    Redemption. Preferred Stock may be redeemed by the Corporation at any time in cash at a redemption price equal to the outstanding original principal amount of the Preferred Stock to be redeemed as of the date of the Redemption, calculated on a per share basis (the “Redemption Amount”), together with any dividends accumulated on the Preferred Stock to be redeemed, but undeclared or declared but unpaid through the date of payment (cumulatively, the “Redemption Price”), by providing seven (7) days written notice to the holders of the Preferred Stock, provided redemptions shall be subject to applicable limitations under the Delaware General Corporate Law (“DGCL”).

(k)    Required Redemption. Any holder of Preferred Stock may require the Corporation to redeem its shares at any time in cash, to the extent permitted under the DGCL, at its Redemption Price, as calculated above, by providing seven (7) days written notice to the Corporation, provided redemptions shall be subject to applicable limitations under the DGCL.

(l)    Not Convertible. The Preferred Stock is not convertible into any other class of shares of the Corporation.

SECOND: That thereafter, in lieu of a special meeting of the stockholders, by unanimous written consent of the holders of all of the outstanding shares of the Corporation, said shares were voted in favor of the Amendment.

THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this     day of                     , 2016.

[Separate signature page follows]

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

(Continued)

Printed Name:
Its:

8